Exhibit 99.1

Press Release January 26, 2012
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces Expiration and Final Results

of Its Tender Offer for its 7 3/8% Senior Notes Due 2012

FORT WAYNE, INDIANA, January 26, 2012 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced that its previously announced cash tender offer (the “Tender Offer”) for up to $350 million of the $700 million aggregate principal amount of its 7 3/8% Senior Notes due 2012 (the “Notes”) expired at 11:59 p.m., New York City time, on January 25, 2012 (the “Expiration Date”).

On January 11, 2012 (the “Early Settlement Date”), the Company announced it had received tenders from holders of $278,470,000 in aggregate principal amount of the Notes, representing approximately 39.78% of the aggregate principal amount of the Notes outstanding at the time the Tender Offer was commenced, at or prior to 5:00 p.m., New York City time, on January 10, 2012 (the “Early Tender Deadline”).  The Company accepted for purchase all of such Notes on the Early Settlement Date and made payment for such Notes on January 12, 2012.

An additional $1,250,000 aggregate principal amount of the Notes were validly tendered after the Early Tender Deadline and on or prior to the Expiration Date pursuant to the Tender Offer, resulting in a total of $279,720,000 aggregate principal amount of the Notes tendered pursuant to the Tender Offer, or approximately 39.96% of the aggregate principal amount of the Notes outstanding at the time the Tender Offer was commenced.  The Company accepted for purchase and payment, and will make payment for, all of such additional Notes today.

The remaining $420,280,000 aggregate principal amount of the Notes that were not tendered and purchased pursuant to the Tender Offer remain outstanding and holders thereof are subject to the terms of the Indenture under which the Notes were issued, dated as of October 12, 2007, as amended by a First Supplemental Indenture dated as of February 1, 2008 and by a Second Supplemental Indenture dated as of September 24, 2008.

BofA Merrill Lynch acted as the exclusive dealer manager for the Tender Offer.  D.F. King & Co., Inc., acted as the Information Agent and Depository for the Tender Offer.

Forward-Looking Statements

This press release contains certain predictive statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These include statements regarding the Offer, payments thereunder and results therefrom.  These statements are based on the Company’s current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

More specifically, we refer you to SDI’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov.

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made. Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release.  We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact: Theresa E. Wagler, Chief Financial Officer, +1.260.969.3500